EXHIBIT 10.2

EXECUTION COPY

Loan No. RX0583-T2A

AMENDED AND RESTATED SECOND SUPPLEMENT

TO THE AMENDED AND RESTATED MASTER LOAN AGREEMENT

THIS AMENDED AND RESTATED SECOND SUPPLEMENT TO THE AMENDED AND RESTATED MASTER LOAN AGREEMENT (as the same may be amended, modified, supplemented, extended or restated from time to time, this “Second Supplement”), dated as of December 31, 2014 (the “Amendment Date”), is made between COBANK, ACB (“CoBank”) and NEW ULM TELECOM, INC. (the “Borrower”), a Minnesota corporation, and supplements that certain Amended and Restated Master Loan Agreement, dated as of the date hereof, between CoBank and the Borrower (as the same may be amended, modified, supplemented, extended or restated from time to time, the “MLA”).  This Second Supplement amends and restates in its entirety (a) that certain Second Supplement to the Master Loan Agreement, between CoBank and the Borrower, dated as of January 4, 2008 and designated as Loan No. ML RX0583-T2, providing for a revolving loan in an aggregate principal amount outstanding at any one time not to exceed $10,000,000 (as amended by that certain Second Agreement Regarding Amendments dated September 5, 2014 among CoBank and the Loan Parties and as the same may be further amended, modified, supplemented, extended or restated from time to time, the “New Ulm Second Supplement”) and (b) that certain Second Supplement to the Master Loan Agreement, between CoBank and Hutchinson Telephone Company  (“Hutchinson Telephone”), dated as of January 4, 2008 and designated as Loan No. ML RX0584-T2, providing for a revolving loan in an aggregate principal amount outstanding at any one time not to exceed $2,000,000 (as modified by that certain Assumption Agreement dated as of the date hereof between the Borrower and Hutchinson Telephone and as the same may be further amended, modified, supplemented, extended or restated from time to time, the “Hutchinson Second Supplement”; the New Ulm Second Supplement and the Hutchinson Second Supplement, collectively, the “Prior Supplements”).  Capitalized terms used and nototherwise defined in this Second Supplement shall have the meanings assigned to them in the MLA.

SECTION 1.   The Revolving Loan Commitment.  On the terms and conditions set forth in the MLA and this Second Supplement, CoBank agrees to make one or more advances (collectively, the “Revolving Loan”) to the Borrower during the Availability Period (as hereinafter defined in Section 4 of this Second Supplement) in an aggregate principal amount outstanding at any one time not to exceed $9,000,000 (the “Revolving Loan Commitment” or the “Commitment”), as the Revolving Loan Commitment shall be reduced pursuant to Section 8 of this Second Supplement and Section 4 of the MLA.  The Revolving Loan Commitment shall expire at 12:00 noon Mountain time on December 31, 2021, or such later date as CoBank in its sole discretion shall provide in writing (the “Maturity Date”).  Under the Revolving Loan Commitment, amounts borrowed and later prepaid may be reborrowed.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

SECTION 2.   Purpose.  The proceeds of the Revolving Loan shall be used (or have been used) by the Borrower (i) to repay in full all principal, interest, fees and other amounts due by the Borrower or its Subsidiaries to CoBank under the Prior Supplements, (ii) for capital expenditures and general corporate purposes of the Borrower and its Subsidiaries, and (iii) to pay fees and expenses associated with the Revolving Loan and the credit facility provided pursuant to the Amended and Restated Third Supplement to the Amended and Restated Master Loan Agreement, dated as of even date herewith, between the Borrower and CoBank (the “Third Supplement”).  The Borrower agrees that the proceeds of the Revolving Loan are to be used only for the purposes set forth in this Section 2.

SECTION 3.   Availability.  Subject to Sections 2 and 6 of the MLA and Section 10 of this Second Supplement, during the period commencing on the date on which all conditions precedent to the initial advance under the Revolving Loan are satisfied and ending on the Business Day immediately preceding the Maturity Date (the “Availability Period”), advances under the Revolving Loan shall be made as provided in the MLA.

SECTION 4.   Interest on the Revolving Loan.

(A)

Rate Options; Etc.  The Borrower agrees to pay interest on the unpaid principal balance of the Revolving Loan in accordance with one or more of the following interest rate options, as selected by the Borrower:

(1)      One-Month LIBOR Index Rate (Variable Rate Option).  As to any portion of the unpaid principal balance of the Revolving Loan selected by the Borrower (any such portion, and any portion selected pursuant to Subsections 4(A)(2) or 4(A)(3) of this Second Supplement, is hereinafter referred to as a “Portion” of the Revolving Loan), interest shall accrue pursuant to this variable rate option at a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined in this Subsection 4(A)(1)) for banks subject to FRB Regulation D (as hereinafter defined in this Subsection 4(A)(1)) or required by any other federal law or regulation) per annum (the “Variable Rate”) equal at all times to the annual rate quoted by the British Bankers Association (the “BBA”) at 11:00 a.m. London time for the offering of one (1) month U.S. dollar deposits, as quoted by Bloomberg or another major information vendor listed on BBA’s official website on the first Banking Day (as hereinafter defined in this Subsection 4(A)(1)) in each week, with such rate to change weekly on such day plus a margin (the “Applicable Margin”) equal to the percentage determined from time to time in accordance with Subsection 4(B) of this Second Supplement.  The rate shall be reset automatically, without the necessity of notice being provided to the Borrower or any other party, on the first Banking Day of each succeeding week, and each change in the rate shall be applicable to all balances subject to this option.  Information about the then-current rate shall be made available upon telephonic request.  “Banking Day” shall mean a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England.  “Eurocurrency Liabilities” has the meaning as set forth in FRB Regulation D.  “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended from time to time.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

(2)      LIBOR Option.  As to any Portion or Portions of the Revolving Loan selected by the Borrower, interest will accrue pursuant to this LIBOR option at a fixed rate per annum equal to LIBOR (as hereinafter defined in this Subsection 4(A)(2)) plus the Applicable Margin.  Under this option:  (i) rates may be fixed for Interest Periods (as hereinafter defined in this Subsection 4(A)(2)) of one, two, three or six months as selected by the Borrower; (ii) amounts fixed shall be in a principal amount equal to $100,000 or any whole multiple of $100,000 in excess thereof; and (iii) rates may only be fixed on a Banking Day on three Banking Days’ prior written notice.  “LIBOR” means the rate (rounded upward to the nearest sixteenth and adjusted for reserves required on Eurocurrency Liabilities for banks subject to FRB Regulation D or required by any other federal law or regulation) quoted by BBA at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by Borrower by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by CoBank from time to time, for the purpose of proving quotations of interest rates applicable to dollar deposits in the London interbank market.  “Interest Period” shall mean the time period chosen by the Borrower during which a fixed rate is to apply to a Portion of the Revolving Loan, which period commences on the day a rate is fixed under Subsection 4(A)(2) or 4(A)(3) of this Second Supplement.  The Interest Period for Portions accruing interest at the LIBOR option shall end on the day in the next calendar month or in the month that is two, three or six months thereafter which corresponds numerically with the day the Interest Period commences; provided, however, that:  (a) in the event such ending day is not a Banking Day, such period shall be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it shall end on the preceding Banking Day; and (b) if there is no numerically corresponding day in the month, then such period shall end on the last Banking Day in the relevant month.  No Interest Period shall extend beyond the Maturity Date (as defined in Subsection 6(A) of this Second Supplement).

Upon the occurrence and during the continuance of an Event of Default, as the Interest Periods for Portions of the Revolving Loan accruing interest at a LIBOR option expire, at CoBank’s option, such Portions of the Revolving Loan shall be converted to the Variable Rate option, and the LIBOR option will not be available to the Borrower until all Events of Default are no longer continuing or have been waived.

(3)      Quoted Fixed Rate Option.  As to any Portion or Portions of the Revolving Loan selected by Borrower, interest will accrue pursuant to this quoted rate option at a fixed annual interest rate (the “Quoted Rate”) to be quoted by CoBank in its sole and absolute discretion.  Under this option, the interest rate on such Portion or Portions of the Revolving Loan may be fixed for such time periods chosen by Borrower during which the Quoted Rate is to apply to a Portion of the Revolving Loan as may be agreeable to CoBank in its sole and absolute discretion in each instance; provided, however, that (i) the minimum Interest Period is 180 days, (ii) the minimum amount that may be fixed is $100,000, (iii) such Interest Period may not extend beyond the Maturity Date, and (iv) such Interest Period may only expire on a Business Day.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

Upon the occurrence and during the continuance of an Event of Default, as the Interest Periods for Portions of the Revolving Loan accruing interest at a Quoted Rate option expire, at CoBank’s option, such Portions of the Revolving Loan shall be converted to the Variable Rate option, and the Quoted Rate option will not be available to Borrower until all Events of Default are no longer continuing or have been waived.

(4)      Rate Combinations.  Notwithstanding the foregoing, at any one time there may be no more than an aggregate of five Portions of the Revolving Loan accruing interest pursuant to the LIBOR option or the Quoted Rate option.

(5)      Selection and Changes of Rates.  Borrower shall select the rate option or options applicable to the Revolving Loan at the time it requests an advance on the Revolving Loan.  Thereafter, on any Business Day with respect to Portions of the Revolving Loan accruing interest at the Variable Rate option or on the last day of any Interest Period, Borrower may, subject to Subsections 4(A)(2), 4(A)(3) and 4(A)(4) of this Second Supplement, elect to fix the interest rate accruing on such Portion or any part thereof pursuant to one of the fixed rate options.  In the absence of any election, interest shall automatically accrue at the Variable Rate option.  From time to time and subject to the payment of a Surcharge as defined in and as calculated pursuant to Subsection 6, Borrower may elect, on a Business Day prior to the expiration of the Interest Period for any Portion of the Revolving Loan accruing interest pursuant to a fixed rate option, to convert all, but not part, of such Portion of the Revolving Loan so that it accrues interest at the Variable Rate option or a combination of the Variable Rate option and a fixed rate option, for a new Interest Period or Interest Periods selected in accordance with Subsections 4(A)(2), 4(A)(3) and 4(A)(4) of this Second Supplement.  Except for the initial selection, all interest rate selections provided for herein shall be made by electronic (if applicable), telephonic or written request of an authorized employee of Borrower and must be received by CoBank by 12:00 noon, Mountain Time, on the relevant day.  In taking actions upon telephonic requests, CoBank shall be entitled to rely on (and shall incur no liability to Borrower in acting upon) any request made by a person identifying himself or herself as one of the persons authorized in writing by Borrower to request the Revolving Loan or select interest rates hereunder so long as any funds advanced are wired to an account previously designated by Borrower; provided, however, that in the case of Portions of the Revolving Loan bearing interest at the LIBOR option or the Quoted Rate option, all such elections must be confirmed in writing upon CoBank’s request.  Notwithstanding the foregoing, rates may not be fixed in such a manner as to cause Borrower to have to break any fixed rate balance in order to pay any installment of principal.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

(6)      Accrual of Interest.  Interest shall accrue pursuant to the fixed rate options from and including the first day of the applicable Interest Period to but excluding the last day of the Interest Period.  If Borrower elects to re-fix the interest rate on any Portion of the Revolving Loan accruing interest pursuant to one of the fixed rate options pursuant to Subsection 4(A)(5) of this Second Supplement, the first day of the new Interest Period shall be the last day of the preceding Interest Period.  In the absence of any such election, interest shall accrue on such Portion at the Variable Rate from and including the last day of such Interest Period.  If Borrower elects to convert from a fixed rate option to the Variable Rate option pursuant to Subsection 4(A)(5) of this Second Supplement, interest at the applicable fixed rate shall accrue through the day before such conversion and either (i) the first day of any new Interest Period shall be the date of such conversion, or (ii) interest at the Variable Rate shall accrue on the Portion of the Revolving Loan so converted from and including the date of conversion.

(B)

Margins.  Initially, and continuing through the day immediately preceding the first Adjustment Date (as hereinafter defined in this Subsection 4(B)) occurring on or after December 31, 2014 on which the Borrower demonstrates that a change in the Applicable Margin is warranted and requests such change, the Applicable Margin shall be 3.25%.  Commencing on such Adjustment Date, the Applicable Margin shall be determined based on the Borrower’s Total Leverage Ratio, determined in accordance with Subsection 8(I)(1) of the MLA, as of the last day of each fiscal quarter of the Borrower, as set forth in the following table:

Total Leverage Ratio	Applicable Margin for Portions of the Revolving Loan bearing interest at the LIBOR Option or the Variable Rate Option

Greater than or equal to 3.00:1.00	3.50%

Less than 3.00:1.00 and greater than or equal to 2.50:1.00	3.25%

Less than 2.50:1.00 and greater than or equal to 2.00:1.00	3.00%

Less than 2.00:1.00	2.50%

The Applicable Margin shall be (i) increased, if warranted, beginning on the date which is the fifth Business Day following CoBank’s receipt of the financial statements required pursuant to Subsections 8(H)(1) and 8(H)(2) of the MLA, and the compliance certificate required pursuant to Subsection 8(H)(9) of the MLA and (ii) decreased, if warranted, beginning on the date which is the fifth Business Day following CoBank’s receipt of such financial statements and compliance certificate and Borrower’s written request to decrease such margins (each such effective date described in clauses (i) and (ii), an “Adjustment Date”).  In the event that CoBank shall not receive when due such financial statements and compliance certificate, then from such due date and until the fifth Business Day following CoBank’s receipt of such overdue financial statements and compliance certificate (and in the event a decrease in the applicable margin is then warranted, receipt of Borrower’s written request to decrease such margin), or upon the occurrence of any Event of Default, then at the option of CoBank the Applicable Margin shall be 3.50%. Upon the occurrence of any Event of Default the Obligations are also subject to the default rate of interest in Section 11(D) of the MLA.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

(C)

Payment and Calculation.  The Borrower shall pay interest on the Revolving Loan monthly in arrears on the 20th day (or such other day as CoBank shall elect in writing) of each following month, upon any prepayment of any Portion (whether due to acceleration or otherwise) and on the Maturity Date; provided, however, at the election of CoBank with respect to the Portions accruing interest under the LIBOR option or the Quoted Rate option, rather than monthly interest shall be payable at the maturity of an Interest Period, or, if such Interest Period exceeds three months, in arrears on each three-month anniversary of the beginning date of such Interest Period and at the maturity of such Portion.  Interest shall be calculated on the actual number of days the Revolving Loan, or any part thereof, is outstanding on the basis of a year consisting of 360 days.  In calculating accrued interest, the date the Revolving Loan is made shall be included and the date any principal amount of the Revolving Loan is repaid or prepaid shall be excluded as to such amount.  If any date for the payment of interest is not a Business Day, then the interest payment then due shall be paid on the next Business Day.

SECTION 5.   Fees.  In consideration of the Revolving Loan Commitment, the Borrower agrees to pay to CoBank a commitment fee in an amount equal to (A) the Revolving Loan Commitment less the sum of (i) the average daily outstanding balance of the Revolving Loan during the preceding calendar quarter, multiplied by (B) 0.25% per annum, calculated on a 360-day basis for the actual number of days elapsed, payable quarterly in arrears on the 20th day (or such other day as CoBank shall elect in writing) of the month following each calendar quarter and upon the Maturity Date.  Such fee is payable for each quarter (or portion thereof) occurring during the original or any extended term of the Revolving Loan Commitment.

SECTION 6.   Prepayment. The Borrower may prepay in full or in part any portion of any Loan as provided in Subsection 4(F) of the MLA.  Unless otherwise agreed, all mandatory and voluntary repayments and prepayments pursuant to Section 4 of the MLA will be applied to principal installments in the inverse order of their maturity and to such Portions of the Revolving Loan as the Borrower specifies in writing or, in the absence of such direction, as CoBank shall specify.  Notwithstanding the foregoing, in connection with the Borrower repaying or prepaying any amount accruing interest pursuant to the LIBOR option (whether such payment is made voluntarily, as a result of an acceleration or a mandatory prepayment or otherwise), the Borrower must pay any applicable surcharge  (“Surcharge”) in an amount equal to the greater of (a) the present value of any funding losses incurred or imputed by CoBank to have been incurred as a result of such repayments, prepayment or conversion for the period such amount was scheduled to have been outstanding at such fixed rate (which, if less than $0, shall be deemed to be $0) and (b) $300.  Such Surcharge, including the amount of any funding losses incurred by CoBank, shall be determined and calculated in accordance with methodology established by CoBank.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

SECTION 7.   Termination of Commitments; Repayment of the Revolving Loan.  The Revolving Loan Commitment will terminate in full on the Maturity Date.  If not sooner required to be repaid, all advances under the Revolving Loan and all other amounts due and owing hereunder and under the Loan Documents relating to the Revolving Loan shall be due and payable on the Maturity Date.

SECTION 8.   Security.  The Borrower’s obligations hereunder and, to the extent related thereto, the MLA, shall be secured as provided in Section 5 of the MLA.

SECTION 9.   Additional Conditions Precedent.  In addition to the conditions precedent set forth in the MLA, CoBank’s obligation to make any advance, including the initial advance, under the Revolving Loan under the Revolving Loan Commitment, is subject to the satisfaction of each of the following conditions precedent on or before the date of such advance:

(A)

Repayment of Existing Debt.  If on the Amendment Date the outstanding principal amount of the Revolving Loan exceeds $9,000,000, that the Borrower pay to CoBank a partial payment of the Obligations under the Prior Supplements in the amount necessary to reduce the principal amount of the Revolving Loan to no more than $9,000,000;

(B)

Advance Certificate.  That CoBank receive a certificate, in the form of Exhibit A hereto, executed by the chief executive officer or president of the Borrower as to, among other things, (i) the continuing truth and accuracy of the representations and warranties of each Loan Party under the Loan Documents to which such Loan Party is a party, and (ii) the satisfaction of each of the conditions applicable to the making of such Revolving Loan;

(C)

No Material Adverse Change.  That from December 31, 2013, to the date of such advance there has not occurred any event which has had or could reasonably be expected to have a Material Adverse Effect on the business or prospects of any Loan Party; and

(D)

Revolving Note.  That CoBank receive, in form and content acceptable to CoBank, an amended and restated promissory note of even date herewith evidencing the Borrower’s obligation to repay the Revolving Loan.

SECTION 10.   Revolver Increase.   The Borrower and CoBank may agree, and from time to time, upon at least 30 days’ prior written notice to the Administrative Agent, that CoBank shall increase the Revolving Loan Commitment available to the Borrower pursuant to this Subsection 10 (the “Revolver Increase”).  The Revolver Increase, if any, shall be documented by a supplement to the MLA (or restatement thereof) signed by the Borrower and CoBank.  Notwithstanding the foregoing: (i) the principal amount of the Revolver Increase shall not exceed $6,000,000; (ii) CoBank shall not be obligated to participate in such increase, which decision shall be made in the sole discretion of CoBank; (iii) to the extent that any applicable interest rate margins for the Revolver Increase exceed by more than 0.25% the applicable interest rate margins for the Revolving Loan, determined as of the initial funding date for the Revolver Increase, the Applicable Margin for the Revolving Loan shall be increased so that the interest rate margins on the Revolver Increase and the Revolving Loan are equal; (iv) any covenant or Event of Default applicable to the Revolver Increase that is more restrictive than the equivalent covenant or Event of Default set forth in this Agreement shall be deemed to be applicable to the Revolving Loans hereunder; (v) no Default or Event of Default shall have occurred and be continuing or result after giving effect to the Revolver Increase and the borrowings contemplated thereunder, and the Borrower shall be in pro forma compliance with the financial covenants contained in Subsection 8(I) of the MLA; and (vi) the Incremental Term Loan Facility (as defined in the Third Supplement) shall not have been funded.  CoBank shall have no obligation, and shall have no right, to participate in the Revolver Increase.

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

SECTION 11.   Effect of Amendment; No Novation. The amendment and restatement of the Prior Supplements pursuant to this Second Supplement shall be effective as of the Amendment Date.  All obligations and rights of the Borrower and CoBank arising out of or relating to the period commencing on the Amendment Date shall be governed by the terms and provisions of this Second Supplement; the obligations of and rights of the Borrower and CoBank arising out of or relating to the period prior to the Amendment Date shall continue to be governed by the Prior Supplements without giving effect to the amendment and restatements provided for herein.  This Second Supplement shall not constitute a novation or termination of the Borrower’s obligations under the Prior Supplements or any Supplement or any Note or any other Loan Document executed or delivered in connection therewith, but shall constitute effective on the date hereof an amendment and restatement of the obligations and covenants of the Borrower under the Prior Supplements, and the Borrower hereby reaffirms all such obligations and covenants under the Loan Documents, as hereby amended.

[Signatures follow on next page.]

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

IN WITNESS WHEREOF, the Borrower and CoBank each have caused this Second Supplement to be executed and delivered by its duly authorized officer as of the date first shown above.

NEW ULM TELECOM, INC.

By:_/s/_Curtis Kawlewski____________

             Curtis Kawlewski

                  Chief Financial Officer

[Signatures continue on next page.]

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

[Signatures continued from previous page.]

COBANK, ACB

By:

_/s/_Lennie Blakeslee____________

              Lennie Blakeslee

      Vice President

Amended and Restated Second Supplement to the Amended and Restated Master Loan

Agreement/New Ulm Telecom, Inc.

Loan No. RX0583-T2A

Exhibit A

ADVANCE CERTIFICATE -- LOAN NO. RX0583-T2A

THIS CERTIFICATE is given by [Name], the [chief executive officer/chief financial officer] of NEW ULM TELECOM, INC. (the “Borrower”), pursuant to Section 6(C) of that certain Amended and Restated Master Loan Agreement, dated as of December 31, 2014 (as the same may be amended, modified, supplemented, extended or restated from time to time, the “MLA”), pursuant to Section 8(G) of that certain Amended and Restated Third Supplement to the Amended and Restated Master Loan Agreement, dated as of December 31, 2014 (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Third Supplement”), and pursuant to Section 9(B) of that certain Amended and Restated Second Supplement to the Amended and Restated Master Loan Agreement, dated as of December 31, 2014 (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Second Supplement”), each between CoBank, ACB (“CoBank”) and the Borrower.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the MLA, in the Third Supplement and in the Second Supplement.

The undersigned hereby certifies as follows:

1.

I am the [chief executive officer/chief financial officer] of the Borrower and as such possess the knowledge and authority to certify to the matters herein set forth, and the matters herein set forth are true and accurate to the best of my present knowledge, information and belief after due inquiry;

2.

Since December 31, 2013, no event has occurred which has had or could have a Material Adverse Effect on the Borrower or any of its Subsidiaries.

3.

All representations and warranties of each of the Loan Parties contained in the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof;

4.

No Potential Default or Event of Default exists as of the date hereof or will result from the making of the advance with respect to which this Certificate is delivered; and

5.

Each of the conditions specified in Section 6 of the MLA, in Section 8 of the Third Supplement and in Section 9 of the Second Supplement required to be satisfied on or prior to the date of the making of an advance under the Revolving Loan has been fulfilled as of the date hereof.

IN WITNESS WHEREOF, we have executed this Certificate as of ______ ___, 20__.

[chief executive officer/chief financial officer], New Ulm Telecom, Inc.